Exhibit 23.8
                        [LETTERHEAD OF NETWORK SOLUTIONS]



July 20, 1998



The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of 24/7 Media, Inc. and any amendment thereto, with noted edit.





/s/ John C. Clough
------------------

John C. Clough
Director, Corporate Communications
Network Solutions, Inc.